                                                               EXHIBIT 12.1

                 INTERNATIONAL COMFORT PRODUCTS CORPORATION

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 (in Millions of U.S. Dollars, Except Ratios)


                           --------------   -------------------------------
                             Six Months
                           Ended June 30,         Year Ended December 31,
                           --------------   -------------------------------
                            1997     1998     1994     1995     1996    1997
EARNINGS:
  Income (loss) before
    income taxes           $11.7    $14.1    $ (5.5)  $ (68.4) $ 11.6  $ 22.0
  Add:
    Interest expense         9.6      9.5      20.2      21.7    19.4    18.2
    Amortization of debt
      issuance costs         0.6      0.6       1.7       1.3     1.8     1.3
    Write-off of debt
      issuance costs          -        -        1.2       2.1     0.6      -
    Refinancing costs         -       5.0        -         -       -       -
    Rental expense
      representative
      of interest(a)         0.6      0.6       2.6       2.3     2.0     1.3
                            -----    -----     -----     -----   -----   ----
    Total Earnings        $ 22.5   $ 29.8    $ 20.2   $ (41.0) $ 35.4   $42.8
                            ====     ====      ====     =====   =====   =====

FIXED CHARGES:
    Interest expense         9.6      9.5      20.2      21.7    19.4    18.2
    Amortization of debt
      issuance costs         0.6      0.6       1.7       1.3     1.8     1.3
    Write-off of debt
      issuance costs          -        -        1.2       2.1     0.6      -
    Refinancing costs         -       5.0        -         -       -       -
    Rental expense
      representative
      of interest(a)         0.6      0.6       2.6       2.3     2.0     1.3
                            ----     ----      ----     -----   -----   -----
    Total Fixed Charges   $ 10.8   $ 15.7    $ 25.7   $  27.4  $ 23.8  $ 20.8
                            ====     ====      ====     =====   =====   =====

Ratio of Earnings to
  Fixed Charges             2.08     1.90      0.79     (1.50)   1.49    2.06


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(a)  The amounts shown above for rental expense represent that portion of rental expense deemed by the Company to be representative of interest.